UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On July 1, 2013, Landmark Apartment Trust of America, Inc. (the “Company”) and Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership” and together with the Company, the “LATA Parties”), entered into a series of definitive agreements that collectively set forth the terms and conditions pursuant to which the LATA Parties agreed to:

•

acquire from Elco Landmark Residential Holdings LLC (“EL”) and Elco Landmark Residential Holdings II, LLC (“EL II”, and together with EL, the “EL Entities”) and certain of their affiliates (together with the EL Entities, the “Affiliated Entities”) a portfolio of seven multifamily apartment communities (the “Contributed Properties”), containing an aggregate of 1,982 units, in a transaction pursuant to which the Affiliated Entities assigned, sold or contributed (or caused to be assigned, sold or contributed), as applicable, 100% of the outstanding equity interests in each entity that owns, directly or indirectly, the Contributed Properties (each such entity, a “Contributed Entity”), in exchange for aggregate consideration valued at approximately $129,467,918, consisting of approximately (i) 1,200,000 in common units of limited partnership interest in the Operating Partnership (the “Common Units”), valued at $8.15 per unit, for an aggregate of $9,780,000 (subject to prorations related to standard and customary prorated amounts arising in connection with the acquisition of the Contributed Properties); (ii) $30,511,314 paid in cash; and (iii) approximately $89,176,604 in new debt or assumed indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2013);

•

issue and sell to 2335887 Limited Partnership (the “OPTrust Cash Investor”), an affiliate of OPSEU Pension Trust (“OPTrust”), 1,840,491 shares of the Company’s common stock (“Common Stock”) for $15.0 million in cash; and

•

issue and sell to MB Equity Holdings, Inc., an unaffiliated British Virgin Islands corporation (“MB Equity”, and together with the OPTrust Cash Investor, the “Cash Investors”), 214,724 shares of Common Stock for $1.75 million in cash.

Joseph G. Lubeck and Michael Salkind, two of the Company’s directors, are affiliated with the EL Entities, and Robert A.S. Douglas, another of the Company’s directors, is affiliated with the OPTrust Cash Investor, and, as a result, they each may have a financial interest in the transactions disclosed herein. Accordingly, the transactions were approved by the Board of Directors of the Company (the “Board”), with Messrs. Lubeck, Salkind and Douglas abstaining, based upon the recommendation of a special committee of the Board which was comprised solely of independent and disinterested directors.

Set forth below are summary descriptions of each of the material agreements entered into by the LATA Parties with respect to the foregoing transactions. The summary descriptions below are qualified in their entirety by the actual terms of the material agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Master Contribution and Assignment Agreement

On July 1, 2013, the LATA Parties entered into a Master Contribution and Assignment Agreement (the “Master Contribution Agreement”) with the EL Entities which sets forth all of the material terms and conditions relating to the transactions primarily involving the acquisition of the Contributed Properties described above. The Master Contribution Agreement includes as exhibits and schedules the following:

•	the form of Interest Contribution Agreement, pursuant to which the Operating Partnership acquired certain of the membership interests of the Contributed Entities;

•

the form of Assignment and Assumption of Purchase Agreement, pursuant to which the Operating Partnership acquired the right and obligation to purchase, for cash, the remaining membership interests of the Contributed Entities;

•

the Common Stock Purchase Agreement relating to the investment by the Cash Investors in the Common Stock and a form of Registration Rights Agreement thereunder, pursuant to which the Company granted certain registration rights to the OPTrust Cash Investor in connection with its investment in the Company;

•

joinder to that certain Registration Rights Agreement, dated August 3, 2012 (the “Original Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the contributors of the Contributed Entities with respect to the shares of Common Stock that will be issuable to them upon the redemption or conversion of their Common Units and any other shares of Common Stock issued or issuable to them in connection with the transactions contemplated by the Master Contribution Agreement;

•

the Tax Protection Agreement that the LATA Parties entered into with the OPTrust Cash Investor in connection with the contribution transactions contemplated by the Master Contribution Agreement and the applicable Interest Contribution Agreement; and

•	various ancillary agreements, schedules and documents relating to the transactions contemplated by the Master Contribution Agreement.

The Master Contribution Agreement contains customary representations and warranties made by the EL Entities (jointly and severally) pertaining to the EL Entities themselves as well as the Contributed Entities and the Contributed Properties. The LATA Parties (jointly and severally) also made standard and customary representations and warranties to the EL Entities (for the benefit of the EL Entities and the contributors of the Contributed Entities).

The Master Contribution Agreement provides for an initial closing on the date of the Master Contribution Agreement pursuant to which a general closing occurred with respect to the transactions contemplated thereby, Additionally, closings with respect to the acquisition of four of the Contributed Properties occurred on July 1, 2013, and closings with respect to two of the Contributed Properties occurred on July 3, 2013. The Master Contribution Agreement contemplates subsequent closings following the initial closing and the parties thereto anticipate that the acquisition of the seventh Contributed Property (the Avondale Property) will close on or before July 31, 2013. The closing of the acquisition of the Avondale Property is expected to occur as the required lender consents are obtained. There is no assurance that the conditions to closing will be satisfied. Failure to satisfy closing conditions could delay or prevent the closing of the acquisition of the Avondale Property.

The foregoing summary description of the material terms of the Master Contribution Agreement is qualified in its entirety by the actual terms of the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Interest Contribution Agreements

Concurrently with the execution of the Master Contribution Agreement on July 1, 2013, the LATA Parties entered into five separate Interest Contribution Agreements with the owners of certain interests of each Contributed Entity, pursuant to which the Operating Partnership acquired, and such owners contributed and sold, their interests in each of the Contributed Entities. The aggregate consideration under the Interest Contribution Agreements in connection with the acquisition of six of the Contributed Properties is valued at approximately $2,787,585 and consists of an aggregate of 342,035 Common Units (subject to prorations related to standard and customary prorated amounts arising in connection with the acquisition of the Contributed Properties). The Operating Partnership intends to issue additional Common Units in connection with the anticipated acquisition of the Avondale Property.

Each of the Interest Contribution Agreements contains customary representations and warranties by the contributing parties with respect to their contributed interests, as well as customary representations and warranties by the LATA Parties. Closing of the transactions contemplated by the Interest Contribution Agreements occurred simultaneously with the initial closing contemplated by the Master Contribution Agreement.

The foregoing summary description of the material terms of the Interest Contribution Agreements is qualified in its entirety by the actual terms of the Interest Contribution Agreements, copies of which are filed as Exhibit 10.2 through Exhibit 10.5, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference.

Assignment and Assumption of Purchase Agreements

Concurrently with the execution of the Master Contribution Agreement and the Interest Contribution Agreements, on July 1, 2013, the Operating Partnership entered into separate Assignment and Assumption of Purchase Agreements with EL, certain Affiliated Entities and MB Equity (as applicable), pursuant to which the Operating Partnership assumed the right and obligation to purchase, for cash, the remaining equity interests of the Contributed Entities that it did not acquire pursuant to the Interest Contribution Agreements. In consideration for the assignment of the separate Assignment and Assumption of the Purchase Agreements, the Operating Partnership issued, in the aggregate 821,217 Common Units, for an aggregate of $6,692,918, to the assignors as consideration for these assignments.

Each of the Assignment and Assumption of Purchase Agreements contains customary representations and warranties by the assignors with respect to their rights and interests in the applicable purchase agreements, including the enforcement of, and lack of, default under such purchase agreements.

The foregoing summary description of the material terms of the Assignment and Assumption of Purchase Agreements is qualified in its entirety by the actual terms of the Assignment and Assumption of Purchase Agreements, copies of which are filed as Exhibit 10.6 through Exhibit 10.8, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference.

Tax Protection Agreement

The contribution of the equity interests of the Contributed Entities and the assignment of the separate Assignment and Assumption of the Purchase Agreements to the Operating Partnership in exchange for Common Units contemplated by the Master Contribution Agreement and the Interest Contribution Agreements are intended to be treated, in whole or in part, for federal income tax purposes as tax-deferred contributions to the Operating Partnership. In connection with the transactions contemplated by the Interest Contribution Agreements, the LATA Parties entered into a Tax Protection Agreement with Elco LR OPT II REIT LP (“Elco LR OPT Contributor”) and Elco LR OPT II LP (the “JV Entity”).

The Tax Protection Agreement is intended to protect Elco LR OPT Contributor against receiving special allocations of taxable “built-in” gain under the Internal Revenue Code of 1986, as amended (the “Code”) upon a future disposition by the Operating Partnership of certain real estate properties known as Lexington on the Green and Caveness Farms or the purchase contracts associated with such properties (the “Applicable Properties”). Accordingly, the Tax Protection Agreement will obligate the Operating Partnership to indemnify Elco LR OPT Contributor for its tax liabilities attributable to any such triggered built-in gain with respect to the Applicable Properties. The obligation to indemnify Elco LR OPT Contributor will terminate on the seventh anniversary of the closing of the acquisition, provided that such obligation terminates earlier on the date on which Elco LR OPT Contributor ceases to own, in the aggregate, 50% or more of the Common Units issued in connection with this transaction or upon a final determination by tax authorities that no part of the contribution transaction qualified as a tax-deferred contribution. The required indemnification will decrease ratably over the course of each year of the seven-year term of the agreement. If the Operating Partnership fails to give at least six months written notice prior to triggering “built-in” gain, the required indemnification will be 100% of the tax liabilities attributable to the “built-in” gain (and tax liabilities incurred as a result of the reimbursement payment) as opposed to the ratably decreased payment described in the prior sentence. At any time during the term of the Tax Protection Agreement, the JV Entity may “put” the ownership interests in Elco LR OPT Contributor to the Company for consideration payable in shares of Common Stock, as provided in the tax protection agreement.

The foregoing summary description of the Tax Protection Agreement is qualified in its entirety by the actual terms of the Tax Protection Agreement, the form of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Common Stock Purchase Agreement

Concurrently with the execution and delivery of the Master Contribution Agreement, on July 1, 2013, the Company entered into a Common Stock Purchase Agreement with the Cash Investors, pursuant to which the Company issued and sold, and the applicable Cash Investor purchased, for cash, 2,055,215 shares of Common Stock for an aggregate purchase price of $16.75 million, as follows: (i) with respect to the OPTrust Cash Investor, 1,840,491 shares of Common Stock, at a price of $8.15 per share, for an aggregate purchase price of $15 million; and (ii) with respect to MB Equity, 214,724 shares of Common Stock, at a price of $8.15 per share, for an aggregate purchase price of $1.75 million. The cash proceeds from the sale of the Common Stock have been or will be used by the LATA Parties to finance the acquisition of the Contributed Properties and related expenses.

The Common Stock Purchase Agreement contains customary representations, warranties and covenants of the parties thereto. Additionally, in the Common Stock Purchase Agreement, the Company makes certain representations and warranties to the Cash Investors that are substantially similar to, and in certain cases the same as, the representations and warranties made to it by the EL Entities in the Master Contribution Agreement regarding the EL Entities, the Contributed Entities and Contributed Properties. The representations and warranties of the parties to the Common Stock Purchase Agreement survive for one year following the date of the Common Stock Purchase Agreement, except for certain fundamental representations and warranties of the Company, which survive closing indefinitely. The covenants set forth in the Common Stock Purchase Agreement survive the closing indefinitely.

The Common Stock Purchase Agreement also contains a “put” provision in favor of the OPTrust Cash Investor. Pursuant to the put provision, if the acquisition of the Avondale Property fails to occur by August 30, 2013 (unless the OPTrust Cash Investor and the Company extend such date), then the OPTrust Cash Investor has the right to require the Company to purchase (A) shares of Common Stock issued to the OPTrust Cash Investor under the Common Stock Purchase Agreement and (B) Common Units issued to the JV Entity under one of the Assignment and Assumption of Purchase Agreements (the Common Stock and the Common Units to be purchased pursuant to the put right are collectively referred to herein as the “Put Securities”). The number of shares of Common Stock and Common Units that the Company will purchase is determined by multiplying (I) the number of shares of Common Stock and Common Units received by the OPTrust Cash Investor and the JV Entity, respectively, by (II) a ratio based on the aggregate equity value of the Avondale Property divided by the aggregate equity value of all the Contributed Properties. The Common Stock Purchase Agreement provides that the purchase price for the Put Securities will be determined by multiplying the number of shares of Common Stock purchased pursuant to the put right by $8.15. This put right will expire upon the earlier of the consummation of the closing of the Avondale Property or November 28, 2013, subject to certain extension provisions.

The foregoing summary description of the material terms of the Common Stock Purchase Agreement is qualified in its entirety by the actual terms of the Common Stock Purchase Agreement, a copy of which is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Joinder to Original Registration Rights Agreement and Registration Rights Agreement

In connection with the transactions contemplated by the Master Contribution Agreement, the Interest Contribution Agreements and the Assignment and Assumption of Purchase Agreements, on July 1, 2013, the Company entered into joinders to the Original Registration Rights Agreement for the benefit of the holders of the Common Units issued pursuant to the Interest Contribution Agreements and the Assignment and Assumption of Purchase Agreements and any shares of the Common Stock issued or issuable to them in connection with the transactions contemplated by the Master Contribution Agreement. Accordingly, the holders of such Common Units were granted demand and piggyback registration rights under the Original Registration Rights Agreement.

On July 1, 2013, the Company also entered into a Registration Rights Agreement for the benefit of the OPTrust Cash Investor with respect to the shares of Common Stock that were issued pursuant to the Common Stock Purchase Agreement and any shares of Common Stock issuable upon the redemption or conversion of Common Units issued to the OPTrust Cash Investor pursuant to one of the Assignment and Assumption of Purchase Agreements. The Registration Rights Agreement provides for demand and piggyback registration rights. The Registration Rights Agreement has been filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Completed Acquisitions of Contributed Properties

Grand Terraces Property and Stanford Reserve Property

On July 1, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in EPCR Investors, LLC, which owns as its sole assets entities which own two of the Contributed Properties (the Grand Terraces Property and the Stanford Reserve Property). EPCR Investors, LLC was subsequently merged with and into the Operating Partnership, as the surviving entity. The Grand Terraces Property was acquired in exchange for consideration valued at approximately $15,750,000 (subject to prorations and adjustments), including (i) 37,665 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $306,973; (ii) $2,416,200 paid in cash; and (ii) new indebtedness to pay off the existing mortgage indebtedness in the amount of approximately $12,687,174 as of the date of the Master Contribution Agreement. The Grand Terraces Property is an apartment community located in Charlotte, North Carolina, comprised of approximately 243,000 rentable square feet containing 240 units. As of July 1, 2013, the Grand Terraces Property was 96.7% occupied.

The Operating Partnership drew from the Company’s credit facility with Bank of America, N.A., as administrative agent, and Citibank, N.A., as syndication agent (the “Credit Facility”), the remaining undrawn amount of $15,737,690 in order to bring the amount outstanding under the Credit Facility to the maximum amount of $130,000,000. A portion of that draw was used to pay off the existing loan on the Grand Terraces Property in the approximate amount of $12,687,174. The terms of the Credit Facility are further described in, and remain substantially unchanged from, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2013 and the amendment to the Credit Facility described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2013. Crown Ridge Partners, LLC joined the Credit Facility as a subsidiary guarantor and pledged the Grand Terraces Property as collateral security for the Credit Facility. As of July 1, 2013, the amount outstanding under the Credit Facility was $130,000,000.

The Stanford Reserve Property was acquired in exchange for consideration valued at approximately $15,100,000 (subject to prorations and adjustments), including (i) 76,089 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $620,122; (ii) $2,416,200 paid in cash; and (iii) the assumption of existing mortgage indebtedness in the amount of approximately $11,646,229 as of the date of the Master Contribution Agreement. The Stanford Reserve Property is an apartment community located in Charlotte, North Carolina, comprised of approximately 300,000 rentable square feet containing 310 units. As of July 1, 2013, the Stanford Reserve Property was 95.8% occupied.

The mortgage indebtedness assumed in connection with the acquisition of the Stanford Reserve Property is a fixed rate loan currently held in a CMBS pool and serviced by Berkadia Commercial Mortgage LLC, as master servicer. The loan had an outstanding principal balance as of July 1, 2013 of $11,646,229.46 and an interest rate equal to 5.68%. The loan matures on April 1, 2015.

Courtyards on the River

On July 1, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Sonoma Partners DE, LLC, which owns as its sole asset one of the Contributed Properties (the Courtyards on the River Property), in exchange for aggregate consideration valued at approximately $16,250,000 (subject to prorations and adjustments), including (i) 44,627 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $363,707 (subject to adjustment based on prorations); (ii) approximately $3,918,549 paid in cash; and (iii) the assumption of existing mortgage indebtedness in the amount of approximately $11,836,260 as of the date of the Master Contribution Agreement. The Courtyards on the River Property is an apartment community located in Tampa, Florida, comprised of approximately 296,000 rentable square feet containing 296 units. As of July 1, 2013, the Courtyards on the River Property was 93.6% occupied.

The mortgage indebtedness assumed in connection with the acquisition of the Courtyards on the River Property is a fixed rate loan currently held in a CMBS pool and serviced by Wells Fargo Bank, National Association, as master servicer. The loan matures on November 1, 2020 and has an interest rate equal to 4.49%.

Fountain Oaks Property

On July 1, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Royal Green Partners, LLC, which owns as its sole asset one of the Contributed Properties (the Fountain Oaks Property), in exchange for aggregate consideration valued at approximately $7,000,000 (subject to prorations and adjustments), including (i) 1,848 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $15,604; (ii) $266,527 paid in cash; and (iii) new indebtedness to pay off the existing mortgage indebtedness in the amount of approximately $5,400,000 as of the date of the Master Contribution Agreement. The Fountain Oaks Property is an apartment community located in Jacksonville, Florida, comprised of approximately 132,000 rentable square feet containing 160 units. As of July 1, 2013, the Fountain Oaks Property was 91.3% occupied.

The new indebtedness obtained by Royal Green Partners, LLC in connection with the acquisition of the Fountains Oak Property consists of a loan in the amount of up to $5,900,000 (of which $5,400,000 was funded at closing) pursuant to a loan agreement between Royal Green Partners, LLC, as borrower, the Company, as guarantor of the loan, and USAmeriBank, a Florida banking corporation. The loan has a fixed annual interest rate equal to 4.50% and matures on July 1, 2016.

Caveness Farms Property and Lexington on the Green Property

On July 3, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in FairCave Investors, LLC, which owns as its sole assets entities which own two of the Contributed Properties (the Caveness Farms Property and the Lexington on the Green Property). FairCave Investors, LLC was subsequently merged with and into the Operating Partnership, as the surviving entity. The Caveness Farms Property was acquired in exchange for aggregate consideration valued at approximately $26,675,000 (subject to prorations and adjustments), including (i) 90,060 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $733,989; (ii) approximately $6,724,452 paid in cash; and (iii) the assumption of existing mortgage indebtedness in the amount of approximately $18,774,097 as of the date of the Master Contribution Agreement. The Caveness Farms Property is an apartment community located in Wake Forest, North Carolina, comprised of approximately 309,000 rentable square feet containing 288 units. As of July 1, 2013, the Caveness Farms Property was 96.5% occupied.

The mortgage indebtedness assumed in connection with the acquisition of the Caveness Farm Property is a fixed rate loan currently held in a CMBS pool and serviced by Wells Fargo Bank, National Association, as master servicer. The loan matures on October 1, 2020 and has an interest rate equal to 4.75%.

The new indebtedness obtained by the Operating Partnership in connection with the acquisition of the Caveness Farms Property consists of a second lien supplemental loan in the amount of approximately $3,328,000 pursuant to a multifamily loan and security agreement between Caveness Partners, LLC and Grandbridge Real Estate Capital, LLC. The loan has an annual fixed interest rate equal to 5.3% and matures on October 1, 2020.

The Lexington on the Green Property was acquired in exchange for aggregate consideration valued at approximately $23,500,000 (subject to prorations and adjustments), including (i) 91,746 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $747,729; (ii) approximately $2,026,340 paid in cash; and (iii) the assumption of existing mortgage indebtedness in the amount of approximately $18,353,011 as of the date of the Master Contribution Agreement. The Lexington on the Green Property is an apartment community located in Raleigh, North Carolina, comprised of approximately 379,000 rentable square feet containing 384 units. As of July 1, 2013, the Lexington on the Green Property was 97.7% occupied.

The mortgage indebtedness assumed in connection with the acquisition of the Lexington on the Green Property is a fixed rate loan currently held in a CMBS pool and serviced by Wells Fargo Bank, National Association, as master servicer, and Berkadia Commercial Mortgage LLC, as sub-servicer. The loan matures on January 1, 2018 and has an annual interest rate equal to 5.26%.

In evaluating the acquisitions described above and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators. The Company believes the properties are adequately insured.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale or issuance by the Company or the Operating Partnership, as the case may be, of (i) the Common Stock pursuant to the Common Stock Purchase Agreement to the Cash Investors and (ii) the 1,163,252 Common Units pursuant to the Interest Contribution Agreements and the Assignment and Assumption of Purchase Agreements is incorporated by reference herein. The Operating Partnership intends to issue additional Common Units in connection with the anticipated acquisition of the Avondale Property. The Common Units have the rights and preferences as set forth in the partnership agreement of the Operating Partnership and will, following a 12-month holding period, become redeemable in exchange for either shares of Common Stock on a one-for-one basis or cash.

The shares of Common Stock issued under the Common Stock Purchase Agreement and the Common Units issued pursuant to the Interest Contribution Agreements and the Assignment and Assumption Agreements were issued by the Company and the Operating Partnership, as applicable, in one or more private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events

Acquisition of Barton Creek Property

On June 28, 2013, the Company, through the Operating Partnership, and pursuant to an Agreement for Purchase and Sale of Real Property and Escrow Instructions between the Operating Partnership and Mission Barton Creek, DST, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT Barton Creek, LLC) the multifamily residential apartment project known as Mission Barton Creek (the Barton Creek Property). A new mortgage loan was obtained in connection with the purchase in the original amount of $26,250,000. The Barton Creek Property is an apartment community in Austin, Texas, comprised of approximately 225,000 rentable square feet and containing 298 units. As of June 28, 2013, the Barton Creek Property was 98.3% occupied.

The new mortgage loan obtained in connection with the purchase of the Barton Creek Property consists of a loan in the original principal amount of $26,250,000 pursuant to a multifamily loan and security agreement between LAT Barton Creek, LLC and Wells Fargo Bank, National Association. Interest accrues on the loan at an adjustable rate equal to a 1-month LIBOR plus 255 basis points, and the loan matures on July 1, 2020. In connection with the loan, LAT Barton Creek, LLC entered into a rate cap agreement to put a cap on LIBOR effectively capping the interest rate at 5.75%.

Acquisition of the University Place Property

On June 28, 2013, the Company, through the Operating Partnership, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT University Place, LLC) the multifamily residential apartment property known as Mission University Place (the University Place Property). A new mortgage loan was obtained in connection with the purchase in the original amount of $14,600,000. The University Place Property is an apartment community in Charlotte, North Carolina, comprised of approximately 244,000 rentable square feet and containing 276 units. As of June 28, 2013, the University Place Property was 94.9% occupied.

The new mortgage loan obtained in connection with the purchase of the University Place Property consists of a loan in the principal amount of $14,600,000 pursuant to a multifamily loan and security agreement between LAT University Place, LLC and PNC Bank, National Association. Interest accrues on the loan at an adjustable rate equal to a 1-month LIBOR plus 262 basis points, and the loan matures on July 1, 2023. In connection with the loan, LAT University Place, LLC entered into a rate cap agreement to put a cap on LIBOR effectively capping the interest rate at 6.51%.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

The agreements included as exhibits to this Current Report on Form 8-K are intended to provide information regarding their terms, and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

4.1	Registration Rights Agreement, dated July 1, 2013 by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership

10.1	Master Contribution Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Holdings II LLC

10.2	Interest Contribution Agreement, dated July 1, 2013 (Grand Terraces and Stanford Reserve)

10.3	Interest Contribution Agreement, dated July 1, 2013 (Fountain Oaks)

10.4	Interest Contribution Agreement, dated July 1, 2013 (Courtyards on the River)

10.5	Interest Contribution Agreement, dated July 1, 2013 (Caveness and Lexington)

10.6	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between Elco LR OPT II REIT LP and Landmark Apartment Trust of America Holdings, LP

10.7	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between MB Equity Holdings Inc. and Landmark Apartment Trust of America Holdings, LP

10.8	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between Elco Landmark Residential Holdings, LLC and Landmark Apartment Trust of America Holdings, LP

10.9	Tax Protection Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP, Elco LR OPT II REIT LP and Elco LR OPT II LP

10.10	Common Stock Purchase Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., 2335887 Limited Partnership and MB Equity Holdings, Inc., as the purchasers, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Holdings II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated July 1, 2013 by and between Landmark Apartment Trust of America, Inc. and 2335887 Limited Partnership

10.1	Master Contribution Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Holdings II LLC

10.2	Interest Contribution Agreement, dated July 1, 2013 (Grand Terraces and Stanford Reserve)

10.3	Interest Contribution Agreement, dated July 1, 2013 (Fountain Oaks)

10.4	Interest Contribution Agreement, dated July 1, 2013 (Courtyards on the River)

10.5	Interest Contribution Agreement, dated July 1, 2013 (Caveness and Lexington)

10.6	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between Elco LR OPT II REIT LP and Landmark Apartment Trust of America Holdings, LP

10.7	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between MB Equity Holdings Inc. and Landmark Apartment Trust of America Holdings, LP

10.8	Assignment and Assumption of Purchase Agreement, dated July 1, 2013, by and between Elco Landmark Residential Holdings, LLC and Landmark Apartment Trust of America Holdings, LP

10.9	Tax Protection Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., Landmark Apartment Trust of America Holdings, LP, Elco LR OPT II REIT LP and Elco LR OPT II LP

10.10	Common Stock Purchase Agreement, dated July 1, 2013, by and among Landmark Apartment Trust of America, Inc., 2335887 Limited Partnership and MB Equity Holdings, Inc., as the purchasers, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Holdings II, LLC

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